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                                                                    EXHIBIT (21)
                         NBD BANCORP, INC. SUBSIDIARIES
                             (Direct and Indirect)

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
Bank Holding Company Subsidiaries      Jurisdiction of Organization
- ---------------------------------      ----------------------------

NBD Illinois, Inc.                                 Delaware
NBD Indiana, Inc.                                  Delaware

Bank Subsidiaries                      Jurisdiction of Organization
- -----------------                      ----------------------------

NBD Bank, N.A. (Detroit, MI)                       U.S.A.
NBD Bank, N.A. (Indianapolis, IN)                  U.S.A.
NBD Bank (Columbus, OH)                            Ohio
NBD Bank (Elkhart, IN)                             Indiana
NBD Bank (Wheaton, IL)                             Illinois
NBD Bank, FSB (Venice, FL)                         U.S.A.
NBD Bank, Canada                                   Canada
NBD Skokie Bank, N.A.                              U.S.A.
National Bank of Detroit-Dearborn                  U.S.A.

Bank-Related Subsidiaries              Jurisdiction of Organization
- -------------------------              ----------------------------

Charter Agency, Inc.                               Illinois
Consumer Marketing Services, Inc.                  Indiana
Corporate Funding, Inc.                            Michigan
FNW Capital, Inc.                                  Illinois
INB Life Insurance Company                         Indiana
INB Network Corporation                            Indiana
International Bank of Detroit                      U.S.A.
Michell NBD Limited                                Australia
Midwest Commerce Investments Corp.                 Indiana
NBD Brokerage Services, Inc.                       Indiana
NBD Community Development Corporation              Michigan
NBD Equipment Finance, Inc.                        Delaware
NBD Equity Corp.                                   Michigan
NBD Financial Services of Michigan, Inc.           Michigan
NBD Indiana Properties, Inc.                       Indiana
NBD Insurance Agency, Inc.                         Michigan
NBD Insurance Company                              Arizona
NBD Leasing, Inc.                                  Indiana
NBD Mortgage Company                               Delaware
NBD Neighborhood Revitalization Corporation        Indiana
NBD Real Estate Services, Inc.                     Indiana
NBD Securities, Inc.                               Michigan
NBD Service Corp.                                  Delaware
NBD Transportation Company                         Michigan
NBD Trust Company of Florida, N.A.                 U.S.A.
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